Filed Pursuant to Rule 424(b)(7)
Registration No. 333-277340

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 26, 2024)

TPG Inc.

2,913,939 Shares of Class A Common Stock

This prospectus supplement relates to the offer and sale from time to time of up to 2,913,939 shares of Class A common stock, par value $0.001 per share (“Class A common stock”), of TPG Inc. (the “Company”), by the selling stockholder identified in this prospectus supplement (the “selling stockholder”). The shares of Class A common stock represent the equity consideration the selling stockholder received in connection with the Company’s acquisition of the business of Peppertree Capital Management, Inc. (the “Peppertree Acquisition”).

The Company’s Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TPG.” On June 30, 2025, the last sale price of the Class A common stock as reported on NASDAQ was $52.45 per share.

The Company is not selling any shares of Class A common stock under this prospectus supplement and will not receive any proceeds from the sale of shares by the selling stockholder. The selling stockholder may, from time to time, offer and sell shares of Class A common stock held by it directly or indirectly through agents or broker-dealers on terms to be determined at the time of sale. See “Plan of Distribution.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-3 and in the documents we have incorporated by reference herein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is July 1, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which describes the Class A common stock that the selling stockholder may offer and sell and supplements information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. To the extent required by applicable law, each time the selling stockholder sells shares of Class A common stock under this prospectus supplement, the selling stockholder will provide you with this prospectus supplement. The second part is the accompanying prospectus, which describes more general information, some of which may not apply to this offering. You should read both this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference.

If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

Any statement made in this prospectus supplement, the accompanying prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is also incorporated or deemed to be incorporated by reference in this prospectus supplement modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. See “Where You Can Find More Information; Incorporation of Certain Documents by Reference” in this prospectus supplement.

Neither the Company nor the selling stockholder has authorized anyone to provide you with any information or to make any representations about anything not contained or incorporated by reference in this prospectus supplement, any accompanying prospectus or in any free writing prospectus filed by us with the SEC. We do not take any responsibility for, and can provide no assurance as to the reliability of, any other information or representations that others may give you.

Neither the Company nor the selling stockholder is making an offer to sell or soliciting offers to buy these securities in any jurisdiction where, or to any person to whom, the offer or sale is not permitted. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we may provide you in connection with this offering or other offering material filed by us with the U.S. Securities and Exchange Commission (“SEC”) is accurate only as of the date of those documents or such information, regardless of the time of delivery of the documents or information or the time of any sale of the securities. Our business, financial condition, results of operations and future growth prospects may have changed since those dates.

On May 3, 2025, the Company and certain of its affiliate entities entered into a definitive agreement with Peppertree Capital Management, Inc. and certain affiliated entities and equityholders thereof, including affiliates of the selling stockholder, to acquire the Peppertree business (as amended, the “Peppertree Transaction Agreement”). A portion of the consideration for the Peppertree Acquisition consisted of shares in the form of nonvoting Class A common stock issued by the Company to the selling stockholder. Pursuant to the Peppertree Transaction Agreement, we agreed to register with the SEC the resale of all the shares of Class A common stock issued to the selling stockholder in connection with the Peppertree Acquisition.

For investors outside the United States: neither the Company nor the selling stockholder has done anything that would permit this offering or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement, the accompanying prospectus and any such free writing prospectus outside of the United States.

As used in this prospectus supplement, unless the context otherwise requires, references to “TPG,” “the Company,” “we,” “our” and “us,” or like terms, refer to TPG Inc. and its consolidated subsidiaries taken as a whole.

S-i

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus supplement certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus supplement. This prospectus supplement incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 18, 2025 (our “Annual Report”);

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025, filed with the SEC on May 7, 2025;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2025 (but only to the extent incorporated by reference in Part III of our Annual Report);

•	our Current Reports on Form 8-K, filed with the SEC on January 15, 2025, May 1, 2025, May 6, 2025 (but only with respect to Item 3.02), May 22, 2025 and June 5, 2025; and

•	the description of our securities contained in Exhibit 4.1 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus supplement from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus supplement is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus supplement. You should direct requests for those documents to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Investor Relations Department

Telephone: 817-871-4044

investorrelations@tpg.com

S-ii

We maintain an internet site at https://www.tpg.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus supplement or the registration statement of which it forms a part.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus supplement or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by any forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits, or unexpected costs related to the integration, of acquired companies; our ability to manage growth and execute our business plan; and regional, national or global political, economic, business, competitive, market and regulatory conditions and uncertainties, including, but not limited to, those described in our Annual Report.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus supplement speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

S-iv

SUMMARY

This summary highlights information appearing elsewhere or incorporated or deemed incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all the information you should consider before investing in our Class A common stock. You should carefully read this entire prospectus supplement, including the section entitled “Risk Factors,” our consolidated financial statements and the related notes thereto and the documents incorporated by reference herein, before making an investment decision.

Overview

TPG is a leading global alternative asset manager with $250.6 billion in assets under management as of March 31, 2025. We have built our firm through years of successful innovation and growth, and believe that we have delivered attractive risk-adjusted returns to our clients and established a premier investment business focused on the fastest-growing segments of the alternative asset management industry. We believe our distinctive business approach and diversified array of innovative investment platforms position us well to continue generating highly profitable, sustainable growth.

We offer a broad range of investment strategies across the alternative asset management landscape, primarily in private equity, credit and real estate, and have constructed a high-quality base of assets under management within attractive sub-segments of these asset classes. The strength of our investment performance and our proven ability to innovate within our business, together with our ongoing focus on strategic, inorganic growth has led to consistent historical growth in our assets under management, all with the support of a scaled infrastructure that provides our business with a high degree of operating leverage.

Corporate Information

TPG Inc. is a Delaware corporation. Our principal executive offices are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and our telephone number is (817) 871-4000. Our corporate website address is www.tpg.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus supplement. You should not rely on any such information in making your investment decision.

THE OFFERING

Class A common stock offered by the selling stockholder	Up to 2,913,939 shares of Class A common stock.

Class A common stock to be outstanding after this offering	140,904,891 shares of Class A common stock (including the 2,913,939 shares of Class A common stock that may be sold from time to time by the selling stockholder in this offering).

Nonvoting Class A common stock to be outstanding after this offering	6,605,963 shares of nonvoting Class A common stock (excluding the 2,913,939 shares of nonvoting Class A common stock issued to the selling stockholder in connection with the Peppertree Acquisition).

Class B common stock to be outstanding after this offering	224,858,284 shares of Class B common stock, par value $0.001 per share, of the Company (“Class B common stock”).

Use of Proceeds	The selling stockholder will receive all of the proceeds from the sale of the shares of Class A common stock offered from time to time under this prospectus supplement. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder. See “Use of Proceeds.”

Risk Factors	You should carefully consider the information set forth herein under “Risk Factors” and the other information included or incorporated by reference in this prospectus supplement, including the “Risk Factors” in our Annual Report, before deciding whether to purchase shares of Class A common stock.

Listing	Our Class A common stock is listed on NASDAQ under the symbol “TPG.”

The number of shares of common stock to be outstanding after this offering is based on 140,904,891 shares of Class A common stock (including 2,913,939 shares of Class A common stock that may be sold from time to time by the selling stockholder in this offering) outstanding as of June 30, 2025, and except as otherwise indicated, the number of shares of our Class A common stock and Class B common stock, as applicable, outstanding after this offering excludes:

•	32,799,368 shares of our Class A common stock issuable under the TPG Inc. Omnibus Equity Incentive Plan (the “Omnibus Plan”);

•

6,605,963 shares of Class A common stock issuable upon the conversion of shares of nonvoting Class A common stock following transfer to a third party as and when permitted by the Amended and Restated Investor Rights Agreement, dated November 1, 2023, among the Company and the other parties party thereto;

•

224,858,284 shares of Class A common stock reserved for issuance upon exchange of common units in TPG Operating Group II, L.P. (“Common Units”) (and cancellation of a corresponding number of shares of Class B common stock) that will be outstanding immediately after this offering; and

•

shares of Class B common stock and shares of Class A common stock reserved for issuance upon exchange of Common Units (and cancellation of the corresponding Class B common stock) that were issued in connection with the closing of the Peppertree Acquisition on July 1, 2025.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully review the risk factors and other cautionary statements described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus supplement, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus supplement, and in any free writing prospectus that we provide you in connection with the offering of Class A common stock pursuant to this prospectus supplement. The risks and uncertainties discussed in the documents referred to above, as well as other matters discussed in this prospectus supplement and in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of the shares of Class A common stock offered from time to time under this prospectus supplement. We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder. We have agreed to pay certain expenses incurred in connection with the registration of the resale of shares of Class A common stock under this prospectus supplement. See “Selling Stockholder” and “Plan of Distribution.”

SELLING STOCKHOLDER

This prospectus supplement relates to the resale by the selling stockholder from time to time of up to 2,913,939 shares of Class A common stock that the selling stockholder received in the form of nonvoting Class A common stock as partial consideration for the Peppertree Acquisition. The shares of nonvoting Class A common stock will automatically convert into shares of Class A common stock upon any transfer by the selling stockholder to a third party, in accordance with their terms. The following information reflects the conversion of the shares of nonvoting Class A common stock into shares of Class A common stock upon such transfer. The selling stockholder may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus supplement or any further supplements.

Pursuant to the Peppertree Transaction Agreement, we agreed to register with the SEC the resale of all the shares of Class A common stock issued to the selling stockholder in connection with the Peppertree Acquisition.

The following table shows information as of July 1, 2025 regarding the beneficial ownership of our Class A common stock by the selling stockholder and sets forth the maximum number of shares of Class A common stock eligible for resale by the selling stockholder under this prospectus supplement. The selling stockholder may in the future sell or transfer some or all of the securities indicated below in transactions exempt from the registration requirements of the Securities Act rather than under this prospectus supplement. The number of shares of Class A common stock owned by the selling stockholder assumes that it does not beneficially own any shares of Class A common stock other than the shares of Class A common stock that the Company has issued to it in connection with the Peppertree Acquisition. We have prepared the following table based on information given to us by, or on behalf of, the selling stockholder. Information about the selling stockholder may change over time.

Beneficial ownership of shares is determined under the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Except as noted by footnote, and subject to community property laws where applicable, we believe based on the information provided to us that the entity named in the table below has sole voting and investment power with respect to all shares of our Class A common stock shown as beneficially owned by it.

	Class A common stock beneficially owned before this offering		Shares of Class A common stock that may be offered for resale(1)	Class A common stock beneficially owned after the sale of the maximum number of shares of Class A common stock
Name of Selling Stockholder	Number	Percent of Class A common stock outstanding		Number	Percent of Class A common stock outstanding
Affiliated Managers Group, Inc.(2)	2,913,939	2.06%	2,913,939	—	—

(1)

Reflects the conversion of all shares of nonvoting Class A common stock held by the selling stockholder into shares of Class A common stock upon a transfer to a third party, in accordance with their terms.

(2)	The address of Affiliated Managers Group, Inc. is 777 South Flagler Drive, West Palm Beach, Florida 33401.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of certain material U.S. federal income and estate tax consequences of the ownership and disposition of shares of our Class A common stock as of the date hereof. Except where noted, this summary deals only with Class A common stock that is held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of shares of our Class A common stock (other than an entity treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual citizen or resident of the United States;

•

a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income and estate taxes and does not deal with non-U.S., state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the U.S. federal income and estate tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for U.S. federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If an entity treated as a partnership for U.S. federal income tax purposes holds shares of our Class A common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our Class A common stock, you should consult your tax advisors.

You should consult your own tax advisors concerning the particular U.S. federal income and estate tax consequences to you of the ownership and disposition of our Class A common stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Class A common stock) in respect of shares of our Class A common stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A common stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our Class A common stock, the excess will be treated as gain from the disposition of shares of our Class A common stock (the tax treatment of which is discussed below under “—Gain on Disposition of Class A Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty, subject to the discussion of FATCA (as defined herein) below under “—Additional Withholding Requirements.” However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our Class A common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Common Stock

Subject to the discussion of backup withholding and additional withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A common stock generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes and certain other conditions are met.

In a situation in the first bullet point or the third bullet point immediately above, a non-U.S. holder will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Federal Estate Tax

Class A common stock held by an individual non-U.S. holder at the time of death will be included in such holder’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on dividends received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A common stock made within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Class A common stock to (i) a “foreign financial institution” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA or (y) adequate information regarding certain substantial U.S. beneficial owners of such entity (if any). Under proposed U.S. Treasury regulations promulgated by the Treasury Department on December 13, 2018, which state that taxpayers may rely on the proposed Treasury regulations until final Treasury regulations are issued, this withholding tax will not apply to the gross proceeds from the sale or disposition of our Class A common stock. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A common stock.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offer and sale from time to time of the shares of Class A common stock covered by this prospectus supplement. The shares of Class A common stock received by the selling stockholder as partial consideration pursuant to the Peppertree Transaction Agreement are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act and will contain a legend setting out such restriction and will be segregated until such time as they are sold under the registration statement of which this prospectus supplement forms a part. The Company is registering the resale of the shares of Class A common stock to provide the holders thereof with freely tradeable securities, but such shares of Class A common stock will not become freely tradeable until sold pursuant to the registration statement of which this prospectus supplement forms a part. There can be no assurance that the selling stockholder will sell any or all of the shares of Class A common stock registered pursuant to the registration statement of which this prospectus supplement forms a part.

The selling stockholder may, from time to time, sell any or all of the shares of Class A common stock offered hereby directly or indirectly through one or more broker-dealers or agents. The selling stockholder will be responsible for any agent’s commissions. The shares of Class A common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares of Class A common stock:

•	on NASDAQ or any other national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, swaps or derivatives whether such options are listed on an options exchange or otherwise;

•	through ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

through block trades in which the broker-dealer will attempt to sell the shares of Class A common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through purchases by a broker-dealer as principal and resale by such broker-dealer for its account;

•	through an exchange or market distribution in accordance with the rules of the applicable exchange or market;

•	in privately negotiated transactions;

•	through broker-dealers that may agree with the selling stockholder to sell a specified number of such shares of Class A common stock at a stipulated price per share;

•	through a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell shares of Class A common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus supplement.

The selling stockholder and any broker-dealers or agents that are involved in selling the shares of Class A common stock may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares of Class A common stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Broker-dealers engaged by the selling stockholder may arrange for other broker-dealers to participate in sales. If the selling stockholder effects such transactions through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares of Class A common stock for whom they may act as agent or to whom they may sell as principal, or both (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be less than or in excess of those customary in the types of transactions involved).

Pursuant to the Peppertree Transaction Agreement, the Company has agreed to bear certain other costs, fees and expenses incurred in connection with the offering of Class A common stock pursuant to this prospectus supplement. However, the Company does not have any obligation to pay any underwriting fees, discounts or commissions attributable to the sale of such shares of Class A common stock, or any fees and expenses of any broker-dealer or other financial intermediary engaged by the selling stockholder.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus supplement. Certain other matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of TPG Inc. as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, incorporated by reference in this prospectus supplement, and the effectiveness of TPG Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

TPG Inc.

Class A Common Stock

This prospectus solely covers the resale by selling stockholders of shares of Class A common stock, par value $0.001 per share (the “Class A common stock”), of TPG Inc. The selling stockholders, who will be named in a prospectus supplement, may offer and sell shares of Class A common stock from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

This prospectus describes the general manner in which these securities may be offered and sold. Each time any of the selling stockholders offer and sell shares of our Class A common stock, such selling stockholders will provide the specific terms of any offering of these securities in a prospectus supplement or free writing prospectus. The applicable prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus we or the selling stockholders may provide to you, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, before you invest.

This prospectus may not be used to offer and sell shares of our Class A common stock unless accompanied by a prospectus supplement or a free writing prospectus.

The selling stockholders may sell any of these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The selling stockholders reserve the sole right to accept, and any selling stockholder and any agents, dealers, underwriters reserve the right to reject, in whole or in part, any proposed purchase of these securities. The applicable prospectus supplement or free writing prospectus will set forth the names of the agents, dealers or underwriters, any applicable commissions or discounts payable to them and the specific terms of the plan of distribution. The names of the selling stockholders will be set forth in the applicable prospectus supplement or free writing prospectus.

We will not receive any proceeds from the sale of the shares of Class A common stock by any selling stockholders. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information.

Our Class A common stock is listed on the NASDAQ Global Select Market (“NASDAQ”) under the symbol “TPG.” On February 23, 2024, the last sale price of our Class A common stock as reported on NASDAQ was $42.82 per share.

Before you invest, you should carefully read this prospectus, any applicable prospectus supplement and information described under the headings “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page 5, in any accompanying prospectus supplement and in the documents we have incorporated by reference herein and therein.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 26, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement that we filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act, as amended (the “Securities Act”). Under this automatic shelf registration statement, certain selling stockholders may offer, at any time and from time to time, in one or more offerings, shares of Class A common stock described in this prospectus and the applicable prospectus supplement in amounts, at prices and on other terms to be determined at the time of the offering.

This prospectus is not complete and does not contain all of the information that you should consider before making an investment in our Class A common stock described in this prospectus. This prospectus provides you with a general description of our Class A common stock the selling stockholders may offer. To the extent required by applicable law, each time the selling stockholders sell shares of Class A common stock, the selling stockholders will provide you with this prospectus and, to the extent required, a prospectus supplement that will contain more information about the specific terms of the offering. A supplement to this prospectus or a free writing prospectus may also add to, update or change the information contained or incorporated by reference in this prospectus. To the extent that any statement made in an accompanying prospectus supplement or free writing prospectus is inconsistent with statements made in this prospectus, the statements made in this prospectus will be deemed modified or superseded by those made in the accompanying prospectus supplement. The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read this prospectus, any applicable prospectus supplement, if any, and any related free writing prospectus, together with the additional information that is incorporated or deemed incorporated by reference in this prospectus as described under “Where You Can Find More Information; Incorporation of Certain Documents by Reference” before making an investment decision. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference, as exhibits to the registration statement of which this prospectus is a part.

In considering the performance information included in or incorporated by reference in this prospectus relating to our funds, you should bear in mind that the performance of our funds is not indicative of the possible performance of our Class A common stock and is also not necessarily indicative of the future results of our funds, even if fund investments were in fact liquidated on the dates indicated, and there can be no assurance that our funds will continue to achieve, or that future funds will achieve, comparable results. In addition, an investment in our Class A common stock is not an investment in any of the TPG funds, and the assets and revenues of our funds are not directly available to us. This prospectus relates solely to the Class A common stock that the selling stockholders may offer from time to time.

Unless the context requires otherwise, references to “our Company,” “we,” “us,” “our” and “TPG” refer to TPG Inc. and its direct and indirect subsidiaries on a consolidated basis.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website (http://www.sec.gov) from which interested persons can electronically access our reports, proxy statements and other information regarding us.

We are incorporating by reference into this prospectus certain information that we have filed with the SEC, which means that we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The documents incorporated by reference are considered part of this prospectus. This prospectus incorporates by reference the following (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act of 1934, as amended (the “Exchange Act”)):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 23, 2024 (our “Annual Report”);

•	our Current Reports on Form 8-K, filed with the SEC on November 2, 2023 and February 26, 2024; and

•	the description of our securities contained in Exhibit 4.1 to our Annual Report, and any amendment or report filed for the purpose of updating such description.

In addition, we incorporate by reference any filings made with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the date all of the securities offered hereby are sold or the offering is otherwise terminated, with the exception of any information furnished under Item 2.02 or Item 7.01 (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01) of Form 8-K, which is not deemed filed and which is not incorporated by reference herein. Any such filings shall be deemed to be incorporated by reference and to be a part of this prospectus from the respective dates of filing of those documents. Any statement contained in a document or report incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You can obtain any of the filings incorporated by reference into this prospectus through us or from the SEC through the SEC’s website at http://www.sec.gov. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the reports and documents referred to above which have been or may be incorporated by reference into this prospectus. You should direct requests for those documents to:

TPG Inc.

301 Commerce Street, Suite 3300

Fort Worth, TX 76102

Attention: Investor Relations Department

Telephone: 817-871-4044

investorrelations@tpg.com

We maintain an internet site at https://www.tpg.com. Our SEC filings are also available free of charge at our website. Our website and the information contained on or connected to it shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus or in our other documents that are incorporated by reference herein, that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including statements regarding our expectations, hopes, intentions or strategies regarding the future. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects” and similar references to future periods, or by the inclusion of forecasts or projections. Examples of forward-looking statements include, but are not limited to, statements we make regarding the outlook for our future business and financial performance, estimated operational metrics, business strategy and plans and objectives of management for future operations, including, among other things, statements regarding the expected growth, future capital expenditures, fund performance, dividends and dividend policy and debt service obligations.

Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, by their nature, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, our actual results may differ materially from those contemplated by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to recognize the anticipated benefits of the acquisition of Angelo, Gordon & Co., L.P., AG Funds L.P., AG Partners, L.P., AG Partner Investments, L.P. and AG GP, LLC (collectively “Angelo Gordon”); purchase price adjustments; unexpected costs related to the integration of the Angelo Gordon business and operations; our ability to manage growth and execute our business plan and regional, national or global political, economic, business, competitive, market and regulatory conditions, including, but not limited to, those described in our Annual Report, as such factors may be updated from time to time in our quarterly reports on Form 10-Q.

For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are incorporated by reference herein. Any forward-looking statement made by us in this prospectus speaks only as of the date on which we make it. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

THE COMPANY

TPG Inc. is a leading global alternative asset management firm, founded in San Francisco in 1992, with $221.6 billion of assets under management and investment and operational teams around the world. The Company invests across a broadly diversified set of strategies, including private equity, impact, credit, real estate and market solutions, and our unique strategy is driven by collaboration, innovation and inclusion. Our teams combine deep product and sector experience with broad capabilities and expertise to develop differentiated insights and add value for our fund investors, portfolio companies, management teams and communities.

TPG Inc. is a Delaware corporation. Our shares of Class A common stock are listed on NASDAQ under the symbol “TPG.” Our principal executive offices are located at 301 Commerce Street, Suite 3300, Fort Worth, Texas 76102, and our telephone number is (817) 871-4000. Our corporate website address is www.tpg.com. Our website and the information contained on, or that can be accessed through, this website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus. You should not rely on any such information in making your investment decision.

RISK FACTORS

Investing in our Class A common stock involves risks. You should carefully review the risk factors and other cautionary statements, including those described under the section entitled “Risk Factors” in our Annual Report which is incorporated by reference in this prospectus, or any similar caption in the documents that we subsequently file with the SEC that are deemed to be incorporated by reference in this prospectus, and the risk factors and other information contained in the applicable prospectus supplement or free writing prospectus. The risks and uncertainties in the documents referred to above, as well as other matters discussed in those documents, could materially and adversely affect our business, financial condition, liquidity and results of operations and the market price of the Class A common stock. Moreover, the risks and uncertainties discussed in the foregoing documents are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of the Class A common stock could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material risks to our business.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Class A common stock by any selling stockholders. All of the shares of our Class A common stock offered by the selling stockholders pursuant to this prospectus will be sold by the selling stockholders. We have agreed to pay certain expenses in connection with the registration of Class A common stock being offered by the selling stockholders.

SELLING STOCKHOLDERS

Information regarding the identities of any selling stockholders, any material relationships the selling stockholders have had within the past three years with the Company, the beneficial ownership of our Class A common stock by the selling stockholders, the number of shares to be offered by the selling stockholders and the percentage to be owned by the selling stockholders after completion of the applicable offering will be set forth in a prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act which are incorporated by reference.

DESCRIPTION OF CAPITAL STOCK

The following description summarizes important terms of our capital stock. This summary does not purport to be complete and is qualified in its entirety by (i) the provisions of our certificate of incorporation and our amended and restated bylaws (our “bylaws”), each of which have been filed as exhibits to the registration statement of which this prospectus is a part, and (ii) certain provisions of Delaware law. For more information on how you can obtain our restated certificate of incorporation and amended and restated bylaws, see “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Our authorized capital stock consists of 2,240,000,000 shares of Class A common stock, 100,000,000 shares of nonvoting Class A common stock, 750,000,000 shares of Class B common stock and 25,000,000 shares of Preferred Stock.

Common Stock

Class A Common Stock

Voting. Subject to any proportionate adjustment of voting power of the Class A common stock related to the Class A Free Float, generally holders of our Class A common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and do not have the ability to cumulate votes for the election of directors. Holders of our Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law. The “Class A Free Float” includes shares of Class A common stock issued and outstanding as adjusted to include only those shares that the Company determines are free float, consistent with the index policy, methodology, or guidance, whether written or oral, of the FTSE Russell and any related or successor entities.

Dividends. Holders of shares of our Class A common stock are entitled to receive dividends when and if declared by our board of directors or, until the Sunset, our Executive Committee, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of our Class B common stock as described below.

No Preemptive Rights. Holders of our Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Class A Common Stock. We may issue additional shares of Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and Delaware law. We are obligated to issue shares of Class A common stock or nonvoting Class A common stock (subject to the transfer and exchange restrictions set forth in the TPG Operating Group Limited Partnership Agreement and the Investor Rights Agreement) to holders who, upon our applicable affiliate’s election, exchange their Common Units for shares of our Class A common stock on a one-for-one basis (unless we do not elect, in which case, such exchange will be satisfied for cash from a substantially concurrent primary equity offering). Additionally, in the event of a redemption request by a holder of the Common Units, we (or our subsidiary) may, at our election, effect a direct exchange of cash from a substantially concurrent primary equity offering (based on the closing price per share of the Class A common stock on the day before the pricing of such primary equity offering (taking into account customary brokerage commissions or underwriting discounts actually incurred)), Class A common stock or nonvoting Class A common stock for Common Units in lieu of such a redemption. When a Common Unit is exchanged for a share of our Class A common stock, a corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

Nonvoting Class A Common Stock

Voting. Holders of shares of nonvoting Class A common stock have no voting rights in respect of such shares other than those voting rights required by law. Nonvoting Class A common stock has the same rights and privileges as, and ranks equally and share ratably with, and is identical in all respects to the Class A common stock, except with respect to voting.

Dividends. Holders of our nonvoting Class A common stock are entitled to receive dividends when and if declared by our board of directors or, until the Sunset, our Executive Committee, out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding Preferred Stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class A common stock and nonvoting Class A common stock will be entitled to receive pro rata our remaining assets available for distribution, subject to the limited rights of the Class B common stock as described below.

No Preemptive Rights. Holders of our nonvoting Class A common stock do not have preemptive, subscription, redemption or conversion rights.

Issuance of Additional Nonvoting Class A Common Stock. We may issue additional shares of nonvoting Class A common stock from time to time, subject to applicable provisions of our certificate of incorporation, bylaws and Delaware law.

Conversion. The nonvoting Class A common stock will not be convertible to Class A common stock until such time as they are transferred to a third party as and when permitted by the Investor Rights Agreement.

Class B Common Stock

Voting. Holders of our Class B common stock are generally entitled to ten votes for each share held of record on all matters submitted to a vote of stockholders prior to the Sunset; provided that, prior to the Sunset, in the event that the voting power of the Class A Free Float does not equal at least 5.1% of the aggregate voting power of all outstanding Class A common stock and Class B common stock voting together as of any record date for a vote of stockholders, the voting power of the Class B common stock will be reduced proportionately until the voting power of the Class A Free Float is at least 5.1% of the total number of votes entitled to be cast by the holders of all shares of capital stock entitled to vote.

Holders of our voting Class A common stock and Class B common stock will vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law.

Dividends. Holders of the Class B common stock are not entitled to dividends in respect of their shares of Class B common stock.

Dissolution and Liquidation. Upon our dissolution or liquidation or the sale of all or substantially all of our assets, after payment in full of all amounts required to be paid to creditors and to the holders of Preferred Stock having liquidation preferences, if any, the holders of our Class B common stock shall be entitled to $0.001 per share. In connection with an exchange of a Common Unit for Class A common stock, the corresponding share of our Class B common stock will be automatically cancelled for no additional consideration.

No Preemptive Rights. Holders of our Class B common stock do not have preemptive, subscription or conversion rights. The Class B common stock is subject to redemption upon an exchange of a Common Unit for a share of Class A common stock.

Issuance of Additional Class B Common Stock.

Pursuant to our certificate of incorporation, we will issue a number of shares of Class B common stock equal to the aggregate number of Common Units issued by the TPG Operating Group to such holder of Common Units, for no additional consideration.

If any outstanding share of Class B common stock shall cease to be held by a holder of a Common Unit, such share shall automatically be transferred to us, shall no longer be outstanding, and all rights with respect to such share shall automatically cease and terminate.

Additional shares of Class B Common Stock may also be issued in connection with a stock split, stock dividend, reclassification or similar transaction.

Coordination with the TPG Operating Group

At any time we issue a share of Class A common stock for cash, (i) the net proceeds received by us will be promptly transferred to the TPG Operating Group, and the TPG Operating Group will issue to us a Common Unit, or (ii) we will acquire a Common Unit from an existing holder. If at any time we issue a share of Class A common stock pursuant to our equity plan or otherwise, we will contribute to the TPG Operating Group all of the proceeds that we receive (if any) and the TPG Operating Group will issue to us an equal number of its Common Units, having the same restrictions, if any, as are attached to the shares of Class A common stock issued under the plan. If at any time we issue a share of our Class A common stock upon an exchange of a Common Unit, we will retain such Common Unit. In the event that we issue other classes or series of our equity securities, the TPG Operating Group will issue to us an equal amount of equity securities of the TPG Operating Group with designations, preferences and other rights and terms that are substantially the same as our newly issued equity securities. Conversely, if we retire any shares of our Class A common stock (or our equity securities of other classes or series) for cash, the TPG Operating Group will, immediately prior to such retirement, redeem an equal number of Common Units (or its equity securities of the corresponding classes or series) held by us, upon the same terms and for the same price, as the shares of our Class A common stock (or our equity securities of such other classes or series) are retired. In addition, Common Units, as well as our common stock, will be subject to equivalent stock splits, dividends, reclassifications and other subdivisions. Lastly, holders of Common Units will be subject to certain restrictions on transfer as set forth in the Investor Rights Agreement and the TPG Operating Group Limited Partnership Agreement.

Preferred Stock

Our board of directors has the authority to issue Preferred Stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, any sinking fund for the redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders, subject to the consent of our Founders.

The authority of our board of directors to issue Preferred Stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock. The issuance of Preferred Stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved common stock or Preferred Stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Anti-Takeover Effects of Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

Certain provisions of our certificate of incorporation and bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control.

These provisions are primarily designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit certain of our stockholders.

These provisions include:

Super Voting Stock. The Class A common stock and Class B common stock will vote together on all matters on which stockholders are entitled to vote, except as set forth in our certificate of incorporation or required by applicable law. However, prior to the Sunset, the Class B common stock are entitled to ten votes per share and the Class A common stock generally are entitled to one vote per share. Consequently, the holders of our Class B common stock will generally control matters brought to stockholders for a vote, including the election of directors.

Board Structure. Our certificate of incorporation and bylaws provide for one class of directors each of whom will serve for one-year terms with annual elections, subject to the terms specified in the GP LLC LLCA. Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of one year and shall serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal, subject to the terms of the GP LLC LLCA, which provides that (i) each of our Founders and Mr. Winkelried will be re-elected by the Control Group at each annual meeting of stockholders until the Sunset, (ii) each of our management directors will be elected by the Control Group for at least two consecutive terms and (iii) each of our independent directors will be re-elected by the Control Group at each annual meeting of stockholders (unless removed by a majority of the Control Group for cause) until the expansion of the Control Group to five members, at which point the independent directors will be eligible for re-election by a majority of the members of the Control Group until the Sunset. Prior to the Sunset, vacancies occurring on the board of directors, whether due to death, resignation, removal, retirement, disqualification or for any other reason, and newly created directorships resulting from an increase in the authorized number of directors, if any, shall be filled by the Control Group. Prior to the Sunset, the Control Group has the sole ability to elect the members of our board of directors.

Action by Written Consent; Special Meetings of Stockholders. Our certificate of incorporation provides that prior to the Sunset, stockholders may act by written consent instead of a meeting for any action required or permitted to be taken by the stockholders at a duly called annual or special meeting of stockholders, subject to the rights of any holders of Preferred Stock. In addition, our certificate of incorporation and bylaws provide that special meetings of stockholders may be called at any time, but only by the board of directors or any of the non-executive chairman, executive chairman or CEO.

Election and Removal of Directors. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not expressly provide for cumulative voting.

Subject to any preferred designation, and to the limitations and requirements set forth in the GP LLC LLCA, our directors may be removed with or without cause, but only upon the affirmative vote of holders of at least a majority of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, any certificate of designation pursuant to which a particular series of Preferred Stock is issued may provide holders of that series of Preferred Stock with the right to elect additional directors. Pursuant to the GP LLC LLCA, the management directors cannot be removed without cause prior to the end of two consecutive one-year terms.

Authorized but Unissued Shares. The authorized but unissued shares of common stock and Preferred Stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of NASDAQ. The existence of authorized but unissued and unreserved common stock and Preferred Stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “—Preferred Stock” and “—Authorized but Unissued Capital Stock” above.

Business Combinations with Interested Stockholders. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.

We elected in our certificate of incorporation that we are not subject to Section 203. However, our certificate of incorporation contains provisions that have the same effect as Section 203, except that they provide that GP LLC, affiliates of GP LLC, and their respective direct and indirect permitted transferees (other than TPG or any of our direct and indirect subsidiaries) are not be deemed to be “interested stockholders,” regardless of the percentage of our voting stock owned by them, and accordingly are not subject to such restrictions.

Corporate Opportunities. Our certificate of incorporation provides that we have waived certain corporate opportunities as identified in the GP LLC LLCA, such that GP LLC and the other persons specified therein shall not be liable to TPG, our affiliates or our stockholders for breach of any fiduciary duty as a stockholder or director of TPG from pursuit of such opportunities.

Advance Notice Provisions. Our bylaws require stockholders seeking to nominate persons for election as directors at an annual or special meeting of stockholders, or to bring other business before an annual or special meeting (other than a proposal submitted under Rule 14a-8 under the Exchange Act, which must be submitted in accordance with such rule), to provide timely notice in writing. A stockholder’s notice to our corporate secretary must be in proper written form and must set forth certain information, as required under our bylaws, related to the stockholder giving the notice, the beneficial owner (if any) on whose behalf the nomination is made as well as their control persons and information about the proposal or nominee for election to the board of directors.

Exclusive forum. Our certificate of incorporation provides that, unless we consent in writing to an alternative forum, The Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (i) derivative action or proceeding brought on our behalf, (ii) action asserting a claim of breach of a fiduciary duty or other wrongdoing by any current or former director, officer, employee, agent or stockholder to us or our stockholders, (iii) action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or our bylaws or as to which the DGCL confers jurisdiction on The Court of Chancery of the State of Delaware, or (iv) action asserting a claim governed by the internal affairs doctrine of the law of the State of Delaware. Our certificate of incorporation also provides that the foregoing exclusive forum provision does not apply to actions brought to enforce any liability or duty created by the Securities Act or the Exchange Act, or any other claim or cause of action for which the federal courts have exclusive jurisdiction.

Additionally, our certificate of incorporation also provides that the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any action asserting a claim arising under the Securities Act, or the rules and regulations promulgated thereunder. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits asserting a claim arising under the Securities Act or the rules and regulations promulgated thereunder; accordingly, we cannot be certain that a court would enforce such provision. Pursuant to the Exchange Act, claims arising thereunder must be brought in federal district courts of the United States of America.

To the fullest extent permitted by law, any person or entity purchasing or otherwise acquiring or holding any interest in any shares of our capital stock shall be deemed to have notice of and consented to the forum provision in our certificate of incorporation. In any case, stockholders will not be deemed to have waived (and cannot waive) compliance with the federal securities laws and the rules and regulations promulgated thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find these types of provisions to be inapplicable or unenforceable. Our certificate of incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to this choice of forum provision. These exclusive forum provisions may have the effect of discouraging lawsuits against our directors and officers.

In addition, certain provisions of the Investor Rights Agreement could have the effect of deterring or facilitating a control transaction.

Limitations on Liability and Indemnification of Officers and Directors

Our bylaws provide indemnification for our directors and officers to the fullest extent permitted by Delaware law, subject to certain exceptions contained in our bylaws. We have entered into indemnification agreements with each of our directors and officers (as defined under Rule 16a-1(f) under the Exchange Act) that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our certificate of incorporation and bylaws include provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL;

•	any transaction from which the director derived an improper personal benefit; or

•	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Equiniti Trust Company, LLC.

Listing

Our Class A common stock is listed on NASDAQ under the symbol “TPG”.

PLAN OF DISTRIBUTION

The selling stockholders may sell the Class A common stock offered by this prospectus from time to time in one or more transactions, including without limitation:

•	directly to one or more purchasers;

•	through one or more agents, including in an “at the market” offering within the meaning of Rule 415(a)(4) under the Securities Act;

•	to or through underwriters, brokers or dealers; or

•	through a combination of any of these methods of sale.

In addition, the manner in which the selling stockholders may sell some or all of the Class A common stock covered by this prospectus includes any method permitted by law, including, without limitation, through:

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange of otherwise;

•	block trades in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

The selling stockholders may also enter into hedging transactions. For example, the selling stockholders may:

•

enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of the Class A common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of Class A common stock received from selling stockholders to close out its short positions;

•	sell Class A common stock short and re-deliver such shares to close out the short positions;

•

enter into options or other types of transactions that require the selling stockholders to deliver Class A common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the Class A common stock under this prospectus; or

•

loan or pledge the Class A common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.

The Class A common stock covered by this prospectus may be sold:

•	on a national securities exchange;

•	in the over-the-counter market; or

•	in transactions otherwise than on an exchange or in the over-the-counter market, or in combination.

In addition, the selling stockholders may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from the selling stockholders or others to settle such sales and may use securities received from selling stockholders to close out any related short positions. The selling stockholders may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or pricing supplement, as the case may be. The third party in such sale transactions may be an underwriter and will be named in the applicable prospectus supplement (or a post-effective amendment) to the extent required.

A prospectus supplement with respect to each offering of Class A common stock will state the terms of the offering of the Class A common stock, including:

•	the name or names of any underwriters or agents and the amounts of Class A common stock underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the Class A common stock and the net proceeds to be received by the selling stockholders from the sale;

•	any delayed delivery arrangements;

•	the method of distribution;

•	any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or markets on which the securities may be listed.

The offer and sale of the Class A common stock described in this prospectus by the selling stockholders, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

LEGAL MATTERS

Weil, Gotshal & Manges LLP, New York, New York, will pass upon the validity of the Class A common stock offered by this prospectus. Certain other matters of U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

The financial statements of TPG Inc. incorporated by reference in this prospectus and the effectiveness of TPG Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The audited consolidated financial statements of AG Partner Investments, L.P. included in Exhibit 99.2 of TPG Inc.’s Current Report on Form 8-K dated November 2, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

2,913,939 Shares of Class A Common Stock

Prospectus Supplement

July 1, 2025